Exhibit 5(a)

[Letterhead of Anderson & Byrd, LLP]

August 1, 2008

The Empire District Electric Company
602 Joplin Avenue
Joplin, Missouri  64801

Re:           SEC Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for The Empire District Electric Company, a Kansas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement"), of up to $400,000,000 principal amount of shares of the Company's Common Stock, par value $1.00 (the "New Common Stock"), and the related Preference Stock Purchase Rights (the "Rights") and/or shares of the Company's Preference Stock, no par value (the "New Preference Stock") and/or one or more series of the Company's unsecured debt securities (the "New Debt Securities") and/or one or more series of the Company's First Mortgage Bonds and/or one or more series of the preferred securities of Empire District Electric Trust II or Empire District Electric Trust III (the “New Preferred Securities”) guaranteed by the Company (the “Guarantee”).

The New Debt Securities are to be issued under the indenture dated September 10, 1999 (the "Indenture") between the Company and Wells Fargo Bank, National Association (as successor by merger to Norwest Bank Minnesota, National Association), as trustee, which may hereafter be supplemented by one or more Securities Resolutions (as defined in the Indenture) creating each series of New Debt Securities (a form of which is filed as an exhibit to the Registration Statement).  The Guarantees are to be issued under guarantee agreements (the “Guarantee Agreements”) to be entered into by the Company at the time any New Preferred Securities are issued (a form of which is filed as an exhibit to the Registration Statement).

We advise you that in our opinion:

1.           The Company is a corporation duly organized and validly existing under the laws of the State of Kansas.

2.           The New Common Stock and/or the New Preference Stock will have been duly authorized, legally issued, fully paid and non-assessable under Kansas law when (i) the Registration Statement has become effective under the Act, (ii) the Board of Directors of the Company has adopted the appropriate resolutions, (iii) a Certificate of Designation with respect to the New Preference Stock, in the form filed as an exhibit to the Registration Statement, is filed and recorded in accordance with the Kansas General Corporation Code, (iv) the State Corporation Commission of the State of Kansas has issued its order authorizing the issuance and sale of the New Common Stock and/or the New Preference Stock, and (v) the New Common Stock and/or the New Preference Stock has been sold by the Company for cash at a price approved by the Board of Directors.

3.           The New Debt Securities will have been duly authorized and legally issued and under Kansas law, will constitute binding obligations of the Company when (i) the Registration Statement has become effective under the Act, (ii) the Board of Directors of the Company and/or the authorized officers have adopted the appropriate resolutions, (iii) the Securities Resolution, if in the form of a supplemental indenture, has been duly executed and delivered, or, if in the form of a resolution, has been duly adopted, (iv) the State Corporation Commission of the State of Kansas has issued its order authorizing the issuance and sale of the New Debt Securities and (v) the New Debt Securities have been duly issued in accordance with the provisions of the Indenture and the Securities Resolution relating thereto and sold by the Company for cash at a price approved by the Board of Directors.

4.           Each Guarantee will have been duly authorized and legally issued and will constitute a binding obligation of the Company when (i) the Registration Statement has become effective under the Act, (ii) the Board of Directors of the Company and/or the authorized officers have adopted the appropriate resolutions, (iii) a Guarantee Agreement has been duly executed and delivered and (iv) the Guarantee has been duly issued in accordance with the provisions of the applicable Guarantee Agreement.

5.           The issuance of the Rights has been validly authorized by all necessary corporation action on the part of the Company and, when issued in accordance with the Rights Agreement, dated July 26, 2000, as amended, between the Company and Wells Fargo Bank, National Association, as Rights Agent, will be validly issued.

We hereby consent to the use of a copy of this opinion as an exhibit to said Registration Statement.  We also consent to the use of our name and the making of the statements with respect to our firm in the Registration Statement and the Prospectus constituting a part thereof.

Sincerely,

/s/ James Flaherty

James Flaherty

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